UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 30, 2008
ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)
             Delaware
(State or other jurisdiction of incorporation)

0-26906	22-3388607

(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632

(Address of principal executive offices)	(Zip Code)
     Registrant’s telephone number, including area code: 201-567-5648
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): N/A
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 28, 2008, Asta Funding, Inc. (the “Company”) entered into a one-year employment agreement with Arthur Stern, its Chairman and a two-year employment agreement with Cameron Williams, its newly-elected Chief Operating Officer (collectively, the “Executives”).
     The employment agreements each provide for a base salary, which may be increased by the Board in its sole discretion as follows: Arthur Stern — $355,000 and Cameron Williams — $300,000, except that by June 1, 2009, Mr. Williams’ base salary shall equal or exceed $350,000.
     Each executive is eligible to receive bonuses and equity awards in amounts to be determined by the Compensation Committee of the Board of Directors. Each executive may also participate in all of the Company’s employee benefit plans and programs generally available to other employees. Mr. Williams’ contract provides that he will be entitled to a cash bonus of up to $175,000 and a restricted stock grant of up to $175,000 if all performance goals for 2008 are satisfied at the highest level set by the Board.
     If the executive’s employment is terminated without “Cause”, subject to the execution of a general release agreement by the executive in favor of the Company, the Company must continue to pay the executive his base salary for 12 months following the effective date of termination and maintain insurance benefits for that period (18 months for insurance benefits for Mr. Williams).
     If the executive’s employment with the Company is terminated for any reason within 180 days following a “change of control” of the Company, the Company is required to pay him a lump sum amount in cash equal to two (2) times the sum of the executive’s base salary in effect on the date of termination and the highest annual bonus earned by the executive during his employment with the Company. The executive also will continue to receive the benefits provided in the employment agreement for two years from the date of termination.
     In the event that any payment that either executive would receive upon termination would otherwise constitute a “parachute” payment under Section 280G of the Internal Revenue Code and be subject to the excise tax imposed by Section 4999 of the Code, such payment and benefits will be reduced to an amount equal to the maximum amount that would avoid such payment.
     Each executive is also subject to standard non-compete and confidentially provisions contained in the employment agreement.
Item 9.01 Financial Statements and Exhibits.

(d)	10.1	Employment Agreement of Arthur Stern dated January 28, 2008.

	10.2	Employment Agreement of Cameron Williams dated January 28, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.
Date: January 30, 2008	By:	/s/ Mitchell Cohen
Mitchell Cohen
Chief Financial Officer